Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of CohBar, Inc. on Form S-8 of our report dated March 30, 2021, with respect to our audits of the financial statements of CohBar, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 appearing in the Annual Report on Form 10-K of CohBar, Inc. for the year ended December 31, 2020.

/s/ Marcum llp

Marcum llp
New York, NY
September 9, 2021